EXHIBIT 99.1

Inuvo Reports 2010 Third Quarter Financial Results;
Revenue Increases 53% Over Third Quarter 2009

CLEARWATER, FL – November 3, 2010 – Inuvo®, Inc. (NYSE Amex: INUV), an online technology and services company, announced today its financial results for the third quarter and nine months ended September 30, 2010.

Inuvo reported today revenue of $14.3 million for the quarter ended September 30, 2010, a 53% increase from the same quarter last year and a 26% increase over the immediate prior quarter this year.  The Company also reported that the technology focused Exchange segment grew 87% in revenue over the same quarter in 2009. For the nine months ended September 30, 2010, the Company’s revenue was 16% higher than the same period last year.

Richard K. Howe, Inuvo’s CEO said, “The third quarter was another solid showing for Inuvo.  We entered 2010 with a $9.6 million quarterly run rate and we exit Q3 at $14.3 million. This 49% increase over these three periods places our growth rate well ahead of our peer group average. The team is executing well, and we are excited about our progress.”

Gross profit was up 63% in the third quarter to $5.8 million and 40.8% of revenue compared to $3.6 million or 38.3% of revenue for the same quarter last year. For the nine-month period ended September 30, 2010, gross profit was $13.6 million or 38.8% of revenue compared to $11.1 million or 36.7% of revenue for the same nine-month period last year.

The net loss from continuing operations for the quarter ended September 30, 2010 was $322,000 compared to a net loss of $1.5 million for the same period last year. The net loss including discontinued operations for the third quarter was $2.2 million compared to a $2 million loss for the same period last year. The current year’s net loss including discontinued operations is largely due to a $1.5 million loss resulting from the sale of the advertising agency operations. Contributing to the net loss in the third quarter of 2010 was a charge of $129,000 to increase the allowance for doubtful accounts. For the nine-month period ended September 30, 2010, the net loss from continuing operations was $3.4 million compared to a net loss of $4.2 million for the same period last year. The net loss including discontinued operations for the nine-month period ended September 30, 2010 was $4.3 million compared to $3.6 million for the same period last year.

Adjusted EBITDA, a non-GAAP measure was $1.2 million in the third quarter of this year compared to $52,000 in the same quarter last year. The adjusted EBITDA for the nine-month period this year was $1.4 million compared to $490,000 for the comparable period last year.

Bank debt has been decreased since the start of the year by $3.2 million to $5 million at the end of the third quarter.

Conference Call Information

The Company will host a conference call today, Wednesday, November 3, 2010 at 5:00 p.m. Eastern Time.

Participants can access the call by dialing 888-669-0684 (domestic) or 201-604-0469 (international). In addition, the call will be webcast on the Investor Relations section of the Company's website at www.inuvo.com where it will also be archived for 45 days. A telephone replay will be available through Tuesday, November 17, 2010.

To access the replay, please dial 888-632-8973 (domestic) or 201-499-0429 (international).  At the system prompt, enter the code 29931028 followed by the # sign. Playback will automatically begin.

About Inuvo, Inc.

Inuvo®, Inc. (NYSE Amex: INUV), is an online marketing services company specialized in driving clicks, leads and sales through targeting that utilizes unique data and sophisticated analytics.  To find out more about how you can work with Inuvo, please visit http://www.inuvo.com.

Comparable companies include: ValueClick, Inc. (VCLK), Marchex, Inc. (MCHX), InterCLICK, Inc. (ICLK), LookSmart, Ltd. (LOOK), and Local.com Corp. (LOCM).

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this document and elsewhere by Inuvo are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such information includes, without limitation, the business outlook, assessment of market conditions, anticipated financial and operating results, strategies, future plans, contingencies and contemplated transactions of the Company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of company operations, or the performance or achievements of the Company or industry results, to differ materially from those expressed, or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied for the forward- looking statements include, but are not limited to fluctuations in demand; changes to economic growth in the U.S. economy; government policies and regulations, including, but not limited to those affecting the Internet. Inuvo undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Actual results, performance or achievements could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those set forth in Inuvo's filings with the Securities and Exchange Commission.

INUVO, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	September30, 2010	December 31, 2009
	(Unaudited)
Assets
Current Assets:
Cash	$1,644,263	$4,843,128
Restricted Cash	170,658	638,285
Accounts Receivable, net	5,700,667	4,671,510
Other Current Assets	508,252	435,552
Current Assets of Discontinued Operations	555,047	2,421,758
Total Current Assets	8,578,887	13,010,233
Property and Equipment, net	3,202,915	4,881,168
Goodwill	3,351,405	3,351,405
Intangible Assets	2,790,529	3,805,707
Other Assets	92,005	1,657
Other Assets of Discontinued Operations	-	775,000
Total Assets	$18,015,741	$25,825,170

Liabilities and Stockholders’ Equity
Current Liabilities:
Term and Credit Notes Payable – Current Portion	$4,955,660	$2,324,000
Accounts Payable	5,646,441	4,431,285
Deferred Revenue	48,419	112,773
Accrued Expenses and Other Current Liabilities	1,749,922	1,743,934
Current Liabilities of Discontinued Operations	544,184	2,531,601
Total Current Liabilities	12,944,626	11,143,593

Term and Credit Notes Payable – Long-Term	-	5,786,806
Other Long-Term Liabilities	378,900	456,340
Long-Term Liabilities of Discontinued Operations	213,516	214,829
Total Liabilities	13,537,042	17,601,568

Total Stockholders’ Equity	4,478,699	8,223,602
Total Liabilities and Stockholders’ Equity	$18,015,741	$25,825,170

INUVO, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Net Revenue	$14,270,285	$9,317,368	$34,974,369	$30,176,970
Cost of Revenue	8,454,134	5,747,961	21,398,837	19,088,113
Gross Profit	5,816,151	3,569,407	13,575,532	11,088,857
Operating Expenses:
Search Costs	1,705,124	113,716	3,059,407	330,284
Compensation and Telemarketing	2,525,672	2,882,104	7,808,735	8,052,410
Selling, General and Administrative	1,785,609	1,898,327	5,707,928	6,234,764
Total Operating Expenses	6,016,405	4,894,147	16,576,070	14,617,458
Operating Loss	(200,254)	(1,324,740)	(3,000,538)	(3,528,601)
Interest and Other Expenses, Net	(120,123)	(183,839)	(430,889)	(638,624)
Loss from Continuing Operations Before Taxes	(320,377)	(1,508,579)	(3,431,427)	(4,167,225)
Income Tax Expense	(1,760)	-	(2,642)	-
Net Loss from Continuing Operations	(322,137)	(1,508,579)	(3,434,069)	(4,167,225)
Net (Loss) Income from Discontinued Operations	(1,910,302)	(519,798)	(890,252)	584,247
Net Loss	$(2,232,439)	$(2,028,377)	$(4,324,321)	$(3,582,978)

Per Common Share Data:
Basic and Diluted:	(0.00)	(0.00)	(0.04)	(0.06)
Net Loss from Continuing Operations	(0.02)	(0.01)	(0.01)	(0.01)
Net (Loss) Income from Discontinued Operations	(0.02)	(0.03)	(0.05)	(0.05)
Net Loss

Weighted Average Shares
Basic and Diluted)	85,217,805	65,655,515	84,753,772	65,559,952

By Segment

Net Revenue:
Exchange	$12,594,687	$6,739,052	$29,555,964	$21,478,535
Direct	1,675,598	2,578,316	5,418,405	8,698,435
Total	$14,270,285	$9,317,368	$34,974,369	$30,176,970

Gross Profit:
Exchange	$4,707,247	$1,835,388	$9,926,033	$5,311,708
Direct	1,108,904	1,734,019	3,649,499	5,777,149
Total	$5,816,151	$3,569,407	$13,575,532	$11,088,857

INUVO, INC.
RECONCILIATION OF NET LOSS FROM CONTINUING OPERATIONS TO ADJUSTED EBITDA
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Net Loss from continuing operations	$(322,137)	$(1,508,579)	$(3,434,069)	$(4,167,225)
Interest expense, net	133,257	181,626	444,023	542,357
income tax expense	1,760	-	2,642	-
Depreciation	454,717	580,231	1,390,541	1,313,245
Amortization	724,220	701,797	2,392,329	2,513,299
Stock based compensation	246,059	96,602	579,416	288,537
Adjusted EBITDA	$1,237,876	$51,677	$1,374,882	$490,213

By Segment
Exchange segment	$1,832,225	$596,942	$3,150,552	$1,700,183
Direct segment	425,136	642,202	1,590,824	2,928,716
Corporate	(1,019,485)	(1,187,467)	(3,367,244)	(4,138,686)
Adjusted EBITDA	$1,237,876	$51,677	$1,374,132	$490,213

Reconciliation of Net Loss from Continuing Operations to Adjusted EBITDA

In addition to disclosing financial results in accordance with United States generally accepted accounting principles (“GAAP”), our earnings release contains the non-GAAP financial measure “Adjusted EBITDA.”

Adjusted EBITDA is not a measure of performance defined in accordance with GAAP. However, management believes that Adjusted EBITDA is useful to investors in evaluating the Company’s performance because Adjusted EBITDA is a commonly used financial analysis tool for measuring and comparing companies in the Company’s industry in areas of operating performance.

Management believes that the disclosure of Adjusted EBITDA offers an additional view of the Company’s operations that, when coupled with the GAAP results and the reconciliation to GAAP net loss, provides a more complete understanding of the Company’s results of operations and the factors and trends affecting the Company’s business.

We present Adjusted EBITDA as a supplemental measure of our performance.  We defined Adjusted EBITDA as net loss from continuing operations plus (i) interest expense, net, (ii) provision for taxes, (iii) depreciation and amortization, and (iv) stock based compensation.  These further adjustments are itemized above.  You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis.  In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses that are the same or similar to some of the adjustments in the presentation.  Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

Contact
Inuvo, Inc.
Wally Ruiz, Chief Financial Officer
727-324-0176
wallace.ruiz@inuvo.com

Investor Relations
Genesis Select Corporation
Budd Zuckerman, President
303-415-0200 ext 106
bzuckerman@genesisselect.com